PROMISSORY NOTE

Borrower:	Sylios Corp., 244 2nd Ave N, Suite 9, St. Petersburg, FL 33701, “Borrower”

Lender:	Pacific Stock Transfer Company, 173 Keith Street, Suite 3, Warrenton, VA 20186, “Lender”

Principal Amount:	$6,250.00 USD	Date:	August 11, 2017

1.	FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to Borrower, the principal sum of $6,250.00 USD, with interest payable on the unpaid principal balance at the rate of 5% per annum.

2.	Payment is due within ninety (90) days from the execution of this note.

3.	At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to the Lender without further bonus or penalty.

4.	All costs, expense and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

5.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6.	This Note will be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

7.	This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

8.	This Note will adhere to the terms of the Escrow Agreement signed between the borrower, lender, and escrow agent.

“Lender”	“Borrower”

PACIFIC STOCK TRANSFER COMPANY	SYLIOS CORP.

/s/ Billy Miller	/s/ Wayne Anderson
Billy Miller, Director	Wayne Anderson, President

8/11/2017	8/11/2017